                                                                   Exhibit 10.20

                              AMENDING AGREEMENT


       MEMORANDUM OF AGREEMENT made as of the 23rd day of October, 1998.

BETWEEN:

                  UNISOURCE CANADA, INC.,
                  a corporation continued under the laws of Canada, and formerly known as PCA
                  Paper Acquisition Inc.,
                  (hereinafter referred to as the "Seller"),

                                    - and -

                  THE TRUST COMPANY OF BANK OF MONTREAL,
                  a trust company incorporated under the
                  laws of Canada and licensed to carry on
                  business as a trustee in each of the Provinces of Canada, in its capacity as trustee of Canadian Master Trust, a trust established pursuant to the laws of the Province of Ontario (the "Trust"), without personal liability, (in such capacity, hereinafter referred to as the "Trustee"),

                                    - and -

                  UNISOURCE WORLDWIDE, INC.,
                  a corporation incorporated under the laws of the State of Delaware, one of the United
                  States of America,
                  (hereinafter referred to as the "Guarantor"),

                                    - and -
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                                      -2-


                  NESBITT BURNS INC.,
                  a corporation incorporated under the
                  laws of Canada,
                  (hereinafter referred to as the "Securitization Agent").


     WHEREAS the Seller, Alco Standard Corporation ("ALCO"), The Bankers' Trust Company ("Bankers' Trust"), in its capacity as trustee of STARS Trust, and Bank of Montreal, solely in the capacity as servicing agent, entered into a receivables purchase agreement and guarantee made on the 4th day of September, 1992, as amended by (a) a side letter dated September 4, 1992 between the Seller, ALCO and Bank of Montreal, (b) an amending agreement between each of the original parties to the receivables purchase agreement made as of September 30, 1994, (c) an amending agreement between each of the original parties to the receivables purchase agreement made as of March 31, 1995, (d) an amendment and assignment agreement made as of May 30, 1996 between the Seller, Bankers' Trust, the Trust, ALCO, Bank of Montreal and the Securitization Agent to provide for, among other things, the assignment by Bankers' Trust to the Trust of all of Bankers' Trust's rights and interests in, to and under the receivables purchase agreement and related documents, and the assignment by Bank of Montreal to the Securitization Agent of all of Bank of Montreal's rights and interests in, to and under the receivables purchase agreement and related documents, (e) an amending agreement between the Seller, the Trust, the Guarantor, the Securitization Agent and IKON made as of June 27, 1997, (f) an amending agreement between the Seller, the Trust, the Guarantor and the Securitization Agent made as of June 15, 1998 and as extended by (g) a letter agreement dated December 13, 1993 between each of the original parties to the receivables purchase agreement and (h) a second letter agreement dated November 2, 1995 (such receivables purchase agreement, together with such amendments and extensions, being hereinafter referred to as the "Receivables Purchase Agreement");

     AND WHEREAS the Trust has purchased, and proposes to continue to purchase, short term trade and finance receivables from the Seller and to fund such purchases by the issue and sale of notes which may be issued either at a discount or be interest bearing ("Notes"), pursuant to the terms of the Receivables Purchase Agreement;

     AND WHEREAS the parties to the Receivables Purchase Agreement have agreed that paragraph 7.1(p) of the Receivables Purchase Agreement shall be amended in the manner contemplated below to amend the term "Event of Termination" (i) to permit the Guarantor to maintain a lower Consolidated Net Worth; (ii) to extend the period during which the Guarantor must maintain a certain Consolidated Net Worth until September 30, 1999; (iii) to amend the permitted Leverage Ratio for any particular fiscal quarter; and (iv) to define the permitted Interest Coverage Ratio for any particular fiscal quarter.
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                                      -3-

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of two dollars ($2.00) in lawful money of Canada now paid by each party to each other party and the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

     1.  Amendments to the Receivables Purchase Agreement
     --  ------------------------------------------------

1.1 Section 1.1 is amended by the addition, in the proper alphabetical order, of the following definitions:


     ' "Consolidated Cash Interest Expense" means, for purposes of section 7.1(p), for any period, Consolidated Interest Expense for such period less the sum of (a) pay-in-kind or accreted Consolidated Interest Expense not involving any payment of cash, (b) to the extent included in Consolidated Interest Expense, the amortization of fees paid by the Guarantor or any Subsidiary in connection with the incurrence of any Indebtedness and (c) the amortization of debt discounts, if any, or fees in respect of any interest rate cap agreement or other agreement or arrangement entered into by the Guarantor or any Subsidiary designed to protect the Guarantor or such Subsidiary against fluctuations in interest rates.';

     ' "Consolidated EBITDA" means, for purposes of section 7.1(p), for any period, Consolidated Net Income plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) restructuring implementation costs and expenses incurred in the fiscal years ending September 30, 1999 and September 30, 2000 to the extent the aggregate amount of such costs and expenses does not exceed US$49,000,000, (e) any extraordinary or non-recurring losses and (f) other non-cash items reducing Consolidated Net Income, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other non-cash items increasing Consolidated Net Income, determined on a consolidated basis in accordance with US GAAP.';

     ' "Consolidated Interest Expense" means, for purposes of section 7.1(p), with respect to the Guarantor and Subsidiaries on a consolidated basis for any period, interest and fees accrued, accreted or paid by the Guarantor and Subsidiaries during such period in respect of the Indebtedness of the Guarantor and Subsidiaries, determined on a consolidated basis in accordance with US GAAP, including (a) the amortization of debt discounts to the extent included in interest expense in accordance with US GAAP, (b) the amortization of all fees (including fees with respect to interest rate cap agreements or other agreements or arrangements entered into by the Guarantor or any Subsidiary designed to protect the
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                                      -4-

     Guarantor or such Subsidiary against fluctuations in interest rates) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with US GAAP and (c) the portion of any rents payable under capital leases allocable to interest expense in accordance with US GAAP.'; and

     ' "Interest Coverage Ratio" means, for purposes of section 7.1(p), for any fiscal quarter, the ratio of Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter to Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.';

     1.2 Section 7.1(p) is deleted in its entirety and the following is substituted therefor: 1.1

     "(p)  (i)  the Consolidated Net Worth of the Guarantor at any date falls below the sum of (A) $575,000,000 plus (B) 50% of the Consolidated Net Income, if positive, of the Guarantor for each fiscal year ending on or after September 30, 1999, plus
                    (C) if such date is not the last day of a fiscal year, 50% of the Consolidated Net Income, if positive, of the Guarantor for the period consisting of any fiscal quarters of the then current fiscal year (commencing with the fiscal year ending on September 30, 1999) that have ended on or before such date; or

          (ii) the Leverage Ratio of the Guarantor, at any time during any "Test Period" set forth below, equals or exceeds the ratio set forth opposite such Test Period:

                Test Period                                      Ratio
                -----------                                      -----

               Quarter ending September 30, 1998               .65 to 1
               Quarter ending December 31, 1998                .65 to 1
               Quarter ending March 31, 1999                   .65 to 1
               Quarter ending June 30, 1999                    .65 to 1
               Quarter ending September 30, 1999               .60 to 1
               Quarter ending December 31, 1999                .60 to 1
               Quarter ending March 31, 2000                   .60 to 1
               Quarter ending June 30, 2000                    .60 to 1
               Quarter ending September 30, 2000               .55 to 1
               Each quarter ending after September 30, 2000    .55 to 1; or

          (iii)the Interest Coverage Ratio for any fiscal quarter ending during any Test Period set forth below falls below the ratio set forth opposite such Test Period:
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                                      -5-

               Test Period                                       Ratio
               -----------                                       -----

               Quarter ending September 30, 1998                 2.25 to 1
               Quarter ending December 31, 1998                  2.25 to 1
               Quarter ending March 31, 1999                     2.25 to 1
               Quarter ending June 30, 1999                      2.50 to 1
               Quarter ending September 30, 1999                 2.50 to 1
               Quarter ending December 31, 1999                  2.75 to 1
               Quarter ending March 31, 2000                     2.75 to 1
               Quarter ending June 30, 2000                      3.00 to 1
               Quarter ending September 30, 2000                 3.00 to 1
               Quarter ending December 31, 2000                  3.25 to 1
               Quarter ending March 31, 2001                     3.25 to 1
               Quarter ending June 30, 2001                      3.50 to 1
               Each quarter ending after June 30, 2001           3.50 to 1"

2.          MISCELLANEOUS
            -------------

     1.3 Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

     1.4 All capitalized terms not herein defined shall have the respective meanings ascribed to them in the Receivables Purchase Agreement.

     1.5 This Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

     1.6 Each party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this amending agreement.

     IN WITNESS WHEREOF this amending agreement has been entered into by the parties as of the date hereof.


                                    UNISOURCE CANADA, INC.


                                    by  _________________________________
                                        Name:
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                                      -6-


                                    Title:



                                    THE TRUST COMPANY OF BANK OF MONTREAL IN ITS
                                    CAPACITY AS TRUSTEE OF CANADIAN MASTER
                                    TRUST, WITHOUT PERSONAL LIABILITY, BY
                                    NESBITT BURNS INC., AS SECURITIZATION AGENT
                                    OF CANADIAN MASTER TRUST


                                    by _________________________________

                                      Name:
                                      Title:


                                    ______________________________________
                                    Name:  Jerry Marriott
                                    Title: Vice-President, Securitization and
                                           Structured Finance

                                    UNISOURCE WORLDWIDE, INC.


                                    by _________________________________
                                      Name:
                                      Title:

                                    NESBITT BURNS INC., IN ITS CAPACITY AS
                                    SECURITIZATION AGENT


                                    by __________________________________
                                      Name:
                                      Title:


                                    ______________________________________
                                    Name:  Jerry Marriott
                                    Title: Vice-President, Securitization and
                                           Structured Finance